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                                                                   EXHIBIT 10.34

                      NOTE SECURED BY SECOND DEED OF TRUST

$203,093.00                                                   September 30, 1996
                                                          Menlo Park, California

        WHEREAS, in September, 1995, David L. Greenwood executed two promissory notes (the "Notes") in favor of Geron Corporation (the "Company"), his employer, for an aggregate of $320,000.00, the proceeds of which were used to purchase a new residence in connection with Mr. Greenwood's relocation to California in order to work for the Company;

        WHEREAS, an aggregate of $203,093 in principal amount remains outstanding under the loans;

        WHEREAS, the Company and Mr. Greenwood desire to amend and combine the Notes in one "employee relocation loan" on the following terms and conditions.

        FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of Geron Corporation, at its principal offices at 230 Constitution Drive, Menlo Park, California 94025, the principal sum of Two Hundred Three Thousand Ninty-three Dollars ($203,093.00) upon the terms and conditions specified below.

                1. Principal. The principal balance of this Note shall be due and payable on December 31, 1998.

                2.      Interest. No interest shall accrue under the Note.

                3. Application of Payments. Payment shall be made in lawful tender of the United States. Prepayment of principal may be made at any time without penalty.

                4. Events of Acceleration. The entire unpaid principal sum of this Note shall become, at the option of the Company, immediately due and payable upon one or more of the following events:

                        A. the failure of the Maker to pay when due under this Note any installment of principal and the continuation of such default for more than thirty (30) days; or

                        B. fifteen (15) days following the date the Maker ceases for any reason to provide substantial services to the Company; or

                        C. the failure of the Maker to execute a second deed of trust on his principal residence in California within thirty (30) days of a request from the Company; or

                        D. if the Maker shall sell, convey or alienate said property, or any part thereof, or any interest therein, or shall be divested of this title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Company being first had and obtained; or


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                        E.      the insolvency of the Maker, the commission of
any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker, or the attachment of or execution against any property or assets of the Maker; or

                        F. the occurrence of any event of default under the Second Deed of Trust securing this Note or any obligation secured thereby.

                5. Employment Requirement. The benefits of the interest arrangements under this Note are not transferable by Maker and are conditioned on the future performance of substantial services by the Maker. For purposes of applying the provisions of this Note, the Maker shall be considered to provide substantial services to the Company for so long as the Maker renders services as a full-time employee of the Company or one or more of its 40%-or-more owned (directly or indirectly) subsidiaries.

                6. Security. The proceeds of the loans evidenced by this Note were applied solely to the purchase of the Maker's principal residence in Monte Sereno, California. Payment of this Note shall be secured by Second Deed of Trust on such principal residence. Maker, however, shall remain personally liable for payment of this Note, and assets of the Maker, in addition to the collateral under the Second Deed of Trust, may be applied to the satisfaction of the Maker's obligations hereunder.

                7. Certification. The Maker certifies that he reasonably expects to be entitled to and will itemize deductions for federal income tax purposes for each year the Note is outstanding.

                8. Collection. If action is instituted to collect this Note, the Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

                9. Waiver. No previous waiver and no failure or delay by the Company in acting with respect to the terms of this Note or the Second Deed of Trust shall constitute a waiver of any breach, default, or failure of condition under this Note, the Second Deed of Trust or the obligations secured thereby. A waiver of any term of this Note, the Second Deed of Trust or of any of the obligations secured thereby must be made in writing and shall be limited to the express terms of such waiver.

               The Maker waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of interest on interest; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in order to properties securing payment of this Note.

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                10.     Conflicting Agreements. In the event of any
inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

                11. Governing Law. This Note shall be construed in accordance with the laws of the State of California.



                                           /s/  David L. Greenwood
                                           -----------------------
                                           Maker:  David L. Greenwood


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